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                                                                    EXHIBIT 99.1

VOYAGER PETROLEUM HIRES MAZEN KHATIB TO HEAD DISTRIBUTION OF SOVEREIGN OIL SUBSIDIARY

June 19, 2007

HINSDALE IL -- (PRIME NEWSWIRE) - June 19, 2007 -- VOYAGER PETROLEUM, INC. (OTCBB: VYGO, FRANKFURT: DXD ) announced today the hiring of Mr. Mazen Khatib for the position of Vice President of Distribution of its wholly-owned subsidiary, Sovereign Oil, Inc. Mr. Khatib has over 20 years of experience in the marketing and distribution of petroleum products which include various grades of oil and anti-freeze. Prior to his employment with Sovereign, Mr. Khatib owned and managed various marketing and distribution companies with annual sales in excess of 5 million dollars.

Sebastien DuFort, Voyager Petroleum's President commented, "We are elated to integrate Mr. Khatib's marketing skills with Sovereign's line of products." He continued, "We believe this is another step in building a strong management team as we expand the Company."

ABOUT VOYAGER PETROLEUM

Voyager Petroleum seeks to acquire reputable middle-market lubricant companies that blend, package, and distribute to the traditional automotive and manufacturing after market with established regional distribution channels and experienced management that would recognize increased revenue and significant cost savings from an injection of working capital, wider distribution, or vertical integration.

Forward-Looking Statements

This press release contains forward-looking statements, which represent the Company's expectations or beliefs, including, but not limited to, statements concerning plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words may, will, expect, anticipate, intend, could, estimate, or continue or the negative or other variations thereof or comparable terminology. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond the Company's control, and actual results.

Contact:

Investor Relations Inquiries

Prominence Media Corporation
Jelena Popovic
Tel: 1.866.483.7772
E-mail: vygo@prominencemediacorp.com

Summit Financial Partners, LLC
Anthony D. Altavilla, President
Tel: 317.218.0204